DISTRIBUTION AGREEMENT


THIS AGREEMENT, dated as of February 26, 2009, by and between SECURITY EQUITY FUND, a Kansas corporation (hereinafter referred to as the "Fund"), and RYDEX DISTRIBUTORS, INC., a Maryland corporation (hereinafter referred to as the "Distributor").

                                   WITNESSETH:

WHEREAS, the Fund is engaged in business as an open-end, management investment company registered under the federal Investment Company Act of 1940 (the "1940 Act"); and

WHERAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended; and

WHEREAS, the Distributor is willing to act as principal underwriter for the Fund to offer for sale, sell and deliver after sale, shares of the Fund (hereinafter referred to as the "Shares") on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

         1. Employment of Distributor. The Fund hereby employs the Distributor to act as a principal underwriter for the Fund with respect to its shares and hereby agrees that during the term of this Agreement, and any renewal or extension hereof, or until any prior termination hereof, the Distributor shall have the right to offer for sale and to distribute any and all of the Fund's shares issued or to be issued by the Fund, in such classes as may be offered from time to time, at the net asset value per Share, plus any applicable sales charges in accordance with the current prospectus. The Distributor hereby accepts such employment and agrees to act as the distributor of the Shares issued or to be issued by the Fund during the period this Agreement is in effect and agrees during such period to offer for sale such Shares as long as such Shares remain available for sale, unless the Distributor is unable legally to make such offer for sale as the result of any law or governmental regulation.

         2. Offering Price and Commissions. Prior to the issuance of any Shares by the Fund pursuant to any subscription tendered by or through the Distributor and confirmed for sale to or through the Distributor, the Distributor shall pay or cause to be paid to the custodian of the Fund in cash, an amount equal to the net asset value of such Shares at the time of acceptance of each such subscription and confirmation by the Fund of the sale of such Shares. All Shares shall be sold to the public only at their public offering price at the time of such sale, and the Fund shall receive not less than the full net asset value thereof.

         3. Allocation of Expenses and Charges. During the period this Agreement is in effect, the Fund shall pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933 (the "1933 Act"), including all expenses in connection with the preparation and printing of any registration statements and prospectuses necessary for registration

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thereunder but excluding any additional costs and expenses incurred in furnishing the Distributor with prospectuses.

The Fund shall also pay all costs, expenses and fees incurred in connection with the qualification of the Shares under the applicable Blue Sky laws of the states in which the Shares are offered.

During the period this Agreement is in effect, the Distributor will pay or reimburse the Fund for:

         (a) All costs and expenses of printing and mailing prospectuses (other than to existing shareholders) and confirmations, and all costs and expenses of preparing, printing and mailing advertising material, sales literature, circulars, applications, and other materials used or to be used in connection with the offering for sale and the sale of Shares; and

         (b) All clerical and administrative costs in processing the applications for and in connection with the sale of Shares.

The Distributor agrees to submit to the Fund for its prior approval all advertising material, sales literature, circulars and any other material which the Distributor proposes to use in connection with the offering for sale of Shares.

         4. Redemption of Shares. The Distributor, as agent of and for the account of the Fund, may redeem Shares of the Fund offered for resale to it at the net asset value of such Shares (determined as provided in the Articles of Incorporation or Bylaws) and not in excess of such maximum amounts as may be fixed from time to time by an officer of the Fund. Whenever the officers of the Fund deem it advisable for the protection of the shareholders of the Fund, they may suspend or cancel such authority.

         5. Sales Commissions. The Distributor shall be entitled to charge a commission on each sale of Shares in the amount set forth in the prospectus of the Fund, such commission to be an amount equal to the difference between the net asset value and the offering price of the shares, as such offering price may from time to time be determined by the board of directors of the Fund. All shares of the Fund shall be sold to the public only at their public offering price at the time of such sale, and the Fund shall receive not less than the full net asset value thereof.

         6. Compensation. For providing the services described in this Agreement, the Distributor shall receive:

                     (a) distribution and service fees, if any, at the rate and under the terms and conditions set forth in each distribution and/or shareholder services plan applicable to the appropriate class of shares of each Fund, as such plan may be amended from time to time, and subject to any further limitations on such fees as the Board of Directors of the Fund may impose;

                     (b) front-end sales charges, if any, on purchases of Shares of the Fund sold subject to such charges as described in the Fund's Registration Statement and current prospectuses, as amended from time to time. The Distributor, or brokers, dealers and other financial institutions and intermediaries that have entered into sub-distribution agreements with the Distributor, may collect the gross proceeds derived from the sale of such Shares, remit the net asset value thereof to the Fund upon receipt of the proceeds and retain the applicable sales charge; and

                     (c) contingent deferred sales charges ("CDSCs"), if any, applied on redemptions of Shares subject to such charges on the terms and subject to such waivers as are described in the Fund's Registration Statement and current prospectuses, as amended from time to time, or as otherwise required pursuant to applicable law.

         The Distributor may reallow any or all of the distribution or service fees, front-end sales charges and contingent deferred sales charges that it is paid by the Fund to such brokers, dealers and other financial institutions and intermediaries as the Distributor may from time to time determine.

         7. Shareholder Service Fees. The Shareholder Service Fees paid by the Distributor to securities dealers and other entities that have executed an Agreement with the Distributor shall permit such payments only in accordance with the provisions of this paragraph and shall have the approval of the majority of the Board of Directors of the Fund including a majority of the directors who are not interested persons of the Fund as required by the Rule. The Distributor may pay to the other party to an Agreement a fee (a "Shareholder Service Fee") for Shareholder Services provided by such other party. Such quarterly fee shall be payable in arrears in an amount equal to such percentage of the aggregate net asset value of the Series' Shares held by such other party's customers or clients at the close of business each day as determined from time to time by the Distributor. The Shareholder Services contemplated hereby shall include fees for account maintenance and personal service to shareholders, including, but not limited to, answering routine customer inquiries regarding the Fund, assisting customers in changing dividend options, account designations and addresses, and in enrolling into any of several special investment plans offered in connection with the purchase of the Shares if the Fund, assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and capital gains distributions automatically in shares, providing sub-administration and/or sub-transfer agency services for the benefit of the Fund and providing such other services as the Fund or the customer may reasonably request.

         8. Distributor May Act as Broker and Receive Commissions. Notwithstanding any other provisions of this Agreement, it is understood and agreed that the Distributor may act as a broker, on behalf of the Fund, in the purchase and sale of securities not effected on a securities exchange, provided that any such transactions and any commission paid in connection therewith shall comply in every respect with the requirements of the 1940 Act and in particular with Section 17(e) of that Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         9. Agreements Subject to Applicable Law and Regulations. The parties hereto agree that all provisions of this Agreement will be performed in strict accordance with the requirements of: the 1940 Act, the 1933 Act, the Securities Exchange Act of 1934, the rules and regulations of the Securities and Exchange Commission under said statutes, all applicable state Blue Sky laws and the rules and regulations thereunder, the rules of the National Association of Securities Dealers, Inc., and, in strict accordance with, the provisions of the Articles of Incorporation and Bylaws of the Fund.

         11. Duration and Termination of Agreement. This Agreement shall become effective at the date and time that the Fund's prospectus, has been amended to reflect the underwriting arrangements provided by this Agreement, and shall, unless terminated as provided herein, continue in force for two years from that date, and from year to year thereafter, provided that such continuance for each successive year is specifically approved in advance at least annually by either the Board of Directors or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund and, in either event, by the vote of a majority of the directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting upon such approval. As used in the preceding sentence, the words "interested persons" shall have the meaning set forth in
Section 2(a)(19) of the 1940 Act.

This Agreement may be terminated at any time without the payment of any penalty by the Fund by giving the Distributor at least sixty (60) days' previous written notice of such intention to terminate. This Agreement may be terminated by the Distributor at any time by giving the Fund at least sixty (60) days' previous written notice of such intention to terminate.

This Agreement shall terminate automatically in the event of its assignment. As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

         12. Indemnification of Distributor. The Fund agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees and disbursements incurred in connection therewith), arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, prospectus, shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading. However, the Fund does not agree to indemnify the Distributor or hold it harmless to the extent that the statements or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor.

In no case (i) is the indemnity of the Fund to be deemed to protect the Distributor against any liability to the Fund or its shareholders to which the Distributor or such person otherwise would be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable to the Distributor under the indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to the indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.

The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of its shares.

         13. Indemnification of Trust. The Distributor covenants and agrees that it will indemnify and hold harmless the Fund and each of its directors and officers and each person, if any, who controls the Fund within the meaning of
Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) based upon the 1933 Act or any other statute or common law and arising by reason of any person acquiring any Shares, and alleging a wrongful act of the Distributor or any of its employees or alleging that the registration statement, prospectus, shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Distributor.

In no case (i) is the indemnity of the Distributor in favor of the Fund or any other person indemnified to be deemed to protect the Fund or any other person against any liability to which the Fund or such other person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or person, as the case may he, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other fist written notification giving information of the nature of the claim shall have been served upon the Fund or upon any person (or after the Fund or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Fund or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it or any of its officers in connection with the issue and sale of any of the Fund's' Shares.

         14. Consequential Damages. In no event and under no circumstances shall either party to this Agreement be liable to anyone, including, without limitation, the other party, for consequential damages for any act or failure to act under any provision of this Agreement.

         15. Distributor an Independent Contractor. The Distributor shall be deemed to be an independent contractor and, except as expressly provided or authorized by the Fund, shall have no authority to act for or represent the Fund.

         16. Notice. Any notice required or permitted to be given hereunder to either of the parties hereto shall be deemed to have been given if mailed by certified mail in a postage-prepaid envelope addressed to the respective party as follows, unless any such party has notified the other party hereto that notices thereafter intended for such party shall be mailed to some other address, in which event notices thereafter shall be addressed to such party at the address designated in such request:

                        Security Equity Fund
                        One Security Benefit Place
                        Topeka, Kansas 66636-0001

                        Rydex Distributors, Inc.
                        Attn: Law Department
                        One Security Benefit Place
                        Topeka, Kansas 66636-0001

         17. Amendment of Agreement. No amendment to this Agreement shall be effective until approved by (a) a majority of the Board of Directors of the Fund and a majority of the directors of the Fund who are not parties to this Agreement or affiliated persons of any such party, or (b) a vote of the holders of a majority of the outstanding voting securities of the Fund.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective corporate officers thereto duly authorized on the day, month and year first above written.

                                     SECURITY EQUITY FUND

                                     By:
                                          --------------------------------------
                                          Richard M. Goldman, President
ATTEST:

-------------------------------------------
Amy J. Lee, Secretary
                                     RYDEX DISTRIBUTORS, INC.

                                     By:
                                          --------------------------------------
                                          Richard M. Goldman, President
ATTEST:

-------------------------------------------
Amy J. Lee, Secretary